Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Nos. 333-249438 and 333-248227) on Form S-8 of Blue Ridge Bankshares, Inc. of our report dated March 29, 2021, relating to the consolidated financial statements of Blue Ridge Bankshares, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Blue Ridge Bankshares, Inc. for the year ended December 31, 2020.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina

March 29, 2021